PRELIMINARY INFORMATION STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BITECH TECHNOLOGIES CORPORATION
(Name of Registrant as Specified in Its Charter)

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PRELIMINARY INFORMATION STATEMENT

Bitech Technologies Corporation

895 Dove Street, Suite 300

Newport Beach, CA 92660

Telephone: (855) 777-0888

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

You are not being asked to take or approve any action.

This Information Statement is being provided to you solely for your information.

GENERAL INFORMATION

Why am I receiving this Information Statement?

This Information Statement is mailed or furnished to the holders of record of the outstanding shares of Common Stock, par value $0.001 per share (the “Common Stock”) of Bitech Technologies Corporation, a Delaware corporation (the “Company”) in connection with the action by written consent of shareholders taken without a meeting on July 12, 2024 to approve an amendment (“Amendment”) to the Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse split of the issued and outstanding shares of Common Stock at the ratio of any whole number (the “Reverse Split Ratio”) within the range between one-for-two (1:2) and one-for-eighty (1:80), with such ratio as the Board of Directors of the Company (the “Board”) may determine, whereby, depending on the Ratio selected by the Board, every specified number of shares of the issued and outstanding or treasury shares of Common Stock within the range would be combined, converted and changed into one share of Common Stock (the “Reverse Split”).

The Company is pursuing the Reverse Split in an effort to increase the market price per share of its Common Stock to meet the initial listing qualifications of a principal national securities exchange (a “National Exchange”). However, no assurances can be given that the Reverse Split will serve this intended purpose, that the Company will meet the other requirements for uplisting to a National Exchange, or if it does that the Company will ultimately proceed with such an uplisting. The Reverse Split is expected to have certain other consequences, and is, together with the potential listing on a national securities exchange, subject to certain risks and uncertainties, as more particularly described under “Overview of the Reverse Split” beginning on page 4 of this Information Statement.

The Certificate of Amendment is attached hereto as Annex A.

You are urged to read this Information Statement carefully and in its entirety for a description of the Amendment and the Reverse Split.

This Information Statement is first being mailed on or about [ ], 2024. Pursuant to the Delaware General Corporation Law (the “DGCL”), the Company is required to provide prompt notice to the shareholders who have not consented in writing. This Information Statement shall constitute notice of the action by the Company’s shareholders without a meeting in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and notice of shareholder action by less than unanimous written consent pursuant to Section 228 of the DGCL.

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When is the record date?

The close of business on July 12, 2024 is the record date (the “Record Date”) for the determination of the shareholders entitled to consent and to receive this Information Statement.

What constitutes the voting power of the Company?

On the Record Date, there were (i) 713,122,789 shares of Common Stock. Each share of Common Stock is entitled to one vote. Shareholders owning a total of 376,605,523 votes approved the corporate actions described in this Information Statement (the “Majority Shareholders”).

What vote was required to approve the corporate actions described in this Information Statement?

In accordance with the DGCL and our Bylaws, the affirmative vote of a majority of the outstanding voting power entitled to vote thereon is required to approve the Reverse Split by a written consent.

What vote was obtained to approve the corporate actions described in this Information Statement?

On July 12, 2024, shareholder approval was obtained via written consent of our Majority Shareholders. As of the Record Date, our Majority Shareholders owned in the aggregate 376,605,523 shares of Common Stock, equal to approximately 52.8% of the outstanding voting power as of the Record Date.

When will the corporate actions describe in this Information Statement be effective?

The Certificate of Amendment will not be considered effective until the expiration of at least twenty (20) calendar days after the mailing of this Information Statement to our shareholders. The Company anticipates filing the Certificate of Amendment as soon as possible after the above conditions have been met.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the approval of the Certificate of Amendment?

None of the officers or directors of the Company have any interest in any of the matters described in this Information Statement.

Are stockholders entitled to dissenter’s rights or appraisal rights?

No, Stockholders are not entitled to dissenter’s rights of appraisal with respect to the Reverse Split under the DGCL, our certificate of incorporation, or our Bylaws.

OVERVIEW OF THE REVERSE SPLIT

The Board of Directors of the Company and the Majority Shareholders have approved a Certificate of Amendment to the Certificate of Incorporation of the Company to effect the Reverse Split. Set forth below is the discussion of this amendment.

Background and Reasons for the Reverse Split

The purpose of the Reverse Split is to increase the market price of Common Stock in connection with a contemplated offering of the Company’s securities (the “Offering”) and listing of the Common Stock on a National Exchange. The Board will only effect the Reverse Split only to meet the listing requirements of a National Exchange and in connection with the consummation of the Offering.

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The Board believes that effecting the Reverse Split is desirable for a number of reasons, including:

Contemplated offering and listing on a National Exchange. Our Common Stock is currently traded on the over-the-counter market and quoted on the OTC QB market (“OTC”) under the symbol “BTTC”. On [ ], 2024, the last sale price of our Common Stock was [$0.___] per share. We intend to apply for listing of our Common Stock on a National Exchange. We expect that the Reverse Split will increase the market price of our Common Stock so that we will be able to meet the minimum bid price requirement of the National Exchange’s listing rules. The Board will only effect the Reverse Split only to meet the listing requirements of a National Exchange and in connection with the consummation of the Offering.

On April 24, 2024 (the “Closing”) the Company completed the acquisition of Emergen Energy LLC, a Delaware limited liability company (“Emergen”) pursuant a Membership Interest Purchase Agreement (“MIPA”) whereby the Company issued 222,222,000 unregistered shares of its common stock to Emergen’s sole member, C&C, an entity controlled by Cole Johnson who became an executive officer and director of the Company following the Closing, in exchange for 100% of Emergen’s equity interests. Following the Closing, Mr. Johnson became the President of the Company’s BESS and Solar Divisions and a member of the Board. In addition, Emergen became a wholly-owned subsidiary of the Company with C&C’s ownership interest in the Company being approximately 31.3% based on 711,090,664 shares of the Company’s common stock outstanding after giving effect to the issuance of the shares of Common Stock pursuant to the MIPA. Emergen holds certain contractual and other rights to develop a portfolio of battery energy storage system (“BESS”) projects identified in the MIPA with a cumulative storage capacity estimated at 1.965 gigawatts (GW) upon completion of the construction of such project (the “BESS Development Projects”) and rights to develop a portfolio of solar energy development projects with a cumulative capacity estimated at 3.840 GW upon completion of construction of such project (the “Solar Development Projects,” together with the BESS Development Projects, collectively, the “Development Projects”). Following the Closing, the Company will take all commercially reasonable steps necessary to uplist the Company to a National Exchange.

We believe that this acquisition will allow us to meet certain national securities exchange listing requirements. The Board believes that the Reverse Split and simultaneous uplist to an Exchange and any resulting increased price per share of our common stock could enhance the acceptability and marketability of our common stock to the financial community and investing public. The Board’s discretionary authority is subject to the condition that it may only be accomplished in connection with listing the Company’s common stock on an Exchange which will happen concurrent with the Reverse Split. However, because of these and potentially other requirements and developments, we cannot assure you we will be able complete an uplisting.

Broadening our investor base. We believe that by increasing the price of our Common Stock or potentially decreasing its volatility, the Reverse Split may allow a broader range of institutional investors to invest in our Common Stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks trading below a certain threshold. We believe that increased institutional investor interest in the Company and our Common Stock will potentially increase the overall market for our Common Stock.

Increase in Analyst and Broker Interest. We believe the Reverse Split would help increase analyst and broker-dealer interest in our Common Stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines, policies and practices that either prohibit or discourage them from investing in or trading such stocks or recommending them to their customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize that we may remain a “penny stock” under the rules of the Securities and Exchange Commission (“SEC”), if our Common Stock is not listed on a national securities exchange, we expect that the increase in the stock price resulting from the Reverse Split will position us better if our business continues to grow as we anticipate. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our Common Stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

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Certain Risks Associated with the Reverse Split

If the Reverse Split does not result in a proportionate increase in the price of our Common Stock, we may be unable to meet the initial listing requirements of a National Exchange.

We expect that the Reverse Split will increase the market price of our Common Stock so that we will be able to meet the minimum bid price requirement under the listing rules of a National Exchange. However, the effect of the Reverse Split on the market price of our Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of our Common Stock following the Reverse Split will not increase sufficiently for us to meet the minimum bid price requirement. Further, the Reverse Split may result in a lesser number of round lot holders (holders of at least 100 shares), which could also cause us to be noncompliant with another Nasdaq rule requiring that we have at least 300 round lot holders. If we are unable meet the minimum bid price requirement or other requirements of Nasdaq or another National Exchange for which we seek listing, we may not be unable to list our Common Stock on a National Exchange.

Even if the Reverse Split results in the requisite increase in the market price of our Common Stock, there is no assurance that we will be able to continue to comply with the minimum bid price requirement.

Even if the Reverse Split results in the requisite increase in the market price of our Common Stock to be in compliance with the minimum bid price requirements of a National Exchange, there can be no assurance that the market price of our Common Stock following the Reverse Split will remain at the level required for continued compliance with such requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the implementation of the Reverse Split, the percentage decline may be greater than would occur in the absence of the Reverse Split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to meet or continue to comply with the minimum bid price requirement.

The Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be adversely affected by the Reverse Split given the reduced number of shares that will be outstanding following the Reverse Split, especially if the market price of our common stock does not sufficiently increase as a result of the Reverse Split. In addition, the Reverse Split may increase the number of round lot shareholders who own less than 100 shares of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

The increased market price of our Common Stock resulting from the Reverse Split may not attract new investors, including institutional investors, and may not satisfy the investing guidelines of those investors, and consequently, the liquidity of our Common Stock may not improve.

Although we believe that a higher market price may help generate greater or broader investor interest in our Common Stock, there can be no assurance that the Reverse Split will result in a per-share price increase sufficient to attract new investors, including institutional investors. Additionally, there can be no assurance that the market price of our Common Stock will satisfy the investing guidelines of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve following the Reverse Split.

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Principal Effects of the Reverse Split, Authorized Common Stock Reduction and Par Value Increase

The Reverse Split, if implemented, will have the following principal effects:

•	the number of outstanding shares of Common Stock and treasury stock will decrease based on the Reverse Split Ratio;

•	the number of shares of the Company’s Common Stock held by individual shareholders will decrease based on the Reverse Split Ratio, and the number of shareholders who own “round lots” of less than 100 shares of our Common Stock will increase; and

•	the number of shares of Common Stock issuable upon exercise of outstanding warrants or conversion of outstanding convertible securities (if any) and the exercise price of such outstanding warrants and the conversion price of such outstanding convertible securities (if any), will be adjusted in accordance with their respective terms based on the Reverse Split Ratio.

Shares of Common Stock after the Reverse Split will be fully paid and non-assessable. The amendment will not change any of the other terms of our Common Stock. Following the Reverse Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of Common Stock prior to the Reverse Split. Following the Reverse Split, we will continue to be subject to the reporting requirements of the Exchange Act.

Because the authorized Common Stock will not be reduced at the same ratio as the Reverse Split Ratio, the Reverse Split will have an overall effect of increasing the authorized but unissued shares of Common Stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

Fractional Shares

No fractional shares will be issued as the result of the Reverse Split. We will round up any fractional shares resulting from the Reverse Split to the nearest whole share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock following the proposed Reverse Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Procedure for Implementing the Reverse Split

The Reverse Split would become effective upon the filing with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Incorporation as of the time of filing or such other time set forth in the Certificate of Amendment (the “Effective Time”), as determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. Additionally, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Split if, at any time prior to the filing of the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interest of the Company and the our shareholders to effect the Reverse Split. Beginning at the Effective Time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split. The form of Certificate of Amendment implementing, among other things, the Reverse Split is attached to this Information Statement as Annex A.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, used to identify our equity securities. Stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

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Effect on Beneficial Owners of Common Stock

Upon the implementation of the Reverse Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names with Legacy Stock Transfer & Trust Company LLC, the Company’s transfer agent (the “Transfer Agent”). Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the Reverse Split. Shareholders who hold our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Effect on Registered “Book-Entry” Holders of Common Stock

Certain registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with the Transfer Agent. These shareholders do not have stock certificates evidencing their Common Stock ownership. Such shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts. Shareholders who hold shares electronically in book-entry form with the Transfer Agent will not need to take action. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on their next statement.

Exchange of Stock Certificates

We expect that the Transfer Agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker) in connection with the Reverse Split. As soon as practicable after the filing of the Certificate of Amendment, registered holders of certificated pre-Reverse Stock Split shares may be asked to surrender to the Transfer Agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new stock certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Transfer Agent.

For street name holders of pre-Reverse Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Time.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your particular situation.

The following discussion of the material U.S. federal income tax consequences of the Reverse Split is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect. Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to the Reverse Split. No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-split shares of Common Stock were, and post-Reverse Split shares will be, held as “capital assets” as defined in the Code. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular shareholders in light of their specific circumstances or to certain types of shareholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

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PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

We will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split.

A shareholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-Reverse Split shares of our Common Stock for post-Reverse Split shares of our Common Stock in the Reverse Split. A shareholder’s aggregate tax basis in the post-Reverse Split shares of our Common Stock the shareholder receives in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the pre-Reverse Split shares of our Common Stock the shareholder surrenders in exchange therefor. A shareholder’s holding period for the post-Reverse Split shares of our Common Stock the shareholder receives in the Reverse Split will include the shareholder’s holding period for the pre-Reverse Split shares of our Common Stock the shareholder surrenders in exchange therefor. Shareholders who have different bases or holding periods for pre-Reverse Split shares of our Common Stock should consult their tax advisors regarding their bases or holding periods in their post-Reverse Split Common Stock.

Anti-Takeover Effects of the Reverse Split and the Authorized Common Stock Reduction

The effective increase in our authorized and unissued shares of Common Stock resulting from the Reverse Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Split could make it more difficult to accomplish a merger or similar transaction, even if such transaction is beneficial to the shareholders. The Board might use the additional shares to resist or frustrate, by issuing additional shares of Common Stock, a third-party takeover effort favored by a majority of the independent shareholders that would provide an above-market premium. The Reverse Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

The Reverse Split is not a plan by our Board to adopt a series of amendments to our Certificate of Incorporation or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt any provisions in our Certificate of Incorporation or Bylaws or enter into other arrangements that may have material anti-takeover consequences.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the Record Date, for:

●	each of our directors;

●	each of our named executive officers as that term is defined under Item 402 of Regulation S-K promulgated under the Exchange Act;

●	all of our current directors and executive officers as a group; and

●	each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

We have based our calculations of the percentage of beneficial ownership on 713,122,789 shares of our Common Stock outstanding on the Record Date. We have deemed shares of our Common Stock subject to warrants that are currently exercisable within 60 days of the filing date, to be outstanding and to be beneficially owned by the person holding the warrants for the purpose of computing the percentage ownership of that person. We did not deem these, however, for the purpose of computing the percentage ownership of any other person other than the respective warrant holders. Unless otherwise indicated, the principal business address for each of the individuals and entities listed below is 895 Dove Street, Suite 300, Newport Beach, California 92660.

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The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
Benjamin B. Tran (1)	146,445,031	(2)	20.6%
Robert J. Brilon (1)	13,423,414	(3)	1.9%
Cole Johnson (1)	222,222,000	(4)	31.2%
Gregory D. Trimarche (1)	2,515,078	(5)	* %
All directors and named executive officers as a group (4 persons)	382,605,523		53.3%

5% Shareholders
Michael H. Cao (6)	180,277,121	(7)	25.3
			%
Total 5% Shareholders	180,277,121		25.3

*	Less than 1%,

Unless otherwise indicated below, the address for each beneficial owner is c/o Bitech Technologies Corporation, 895 Dove Street, Suite 300, Newport Beach, CA 92660.
(1)	The named individual is one of our executive officers or directors. His address is c/o Bitech Technologies Corporation, 895 Dove Street, Suite 300, Newport Beach, California 92660.

(2)	Includes the following: (i) 51,517,749 shares of common stock held directly, (ii) 51,507,749 shares held by Mr. Tran’s spouse and (iii) 43,419,533 shares owned by United System Capital LLC (“USC”), over which Mr. Tran has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by USC. Mr. Tran disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(3)	Includes the following: (i) 1,287,694 shares of common stock (ii) 4,635,720 shares of restricted common stock which vested 25% on April 13, 2023, and then the remaining vest 25% on April 13, 2024, 25% on April 13, 2025 and 25% on April 13, 2026 only if Mr. Brilon is still providing services to the Company at the time of vesting, (iii) 500,000 shares of restricted common stock issued in November 2023 which vested on December 31, 2023, (iv) 4,500,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the date of this table at $0.025 per share and (v) 2,500,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the date of this table at $0.03 per share.

(4)	Held by C&C Johnson Holdings over which Mr. Johnson holds voting and dispositive control.

(5)	Includes the following: (i) 1,515,078 shares of common stock, (ii) 1,000,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the date of this table at $0.07 per share.

(6)	On December 15, 2022, Mr. Cao resigned as a member of the Board of Directors.

(7)	Includes the following: (i) 51,507,749 shares of common stock held by Michael Cao’s spouse and (ii) 128,769,372 shares owned by B&B Investment Holding LLC (“B&B”), over which Michael Cao has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by B&B. Mr. Cao disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Information derived from a Form 3 filed by Michael Cao on April 6, 2022.

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WHERE YOU CAN FIND MORE INFORMATION

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at (855) 777-0888 or mail a request to receive separate copies to Bitech Technologies Corporation, 895 Dove Street, Suite 300, Newport Beach, California 92660, Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

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Annex A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF BITECH TECHNOLOGIES CORPORATION

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned corporation hereby submits this Certificate of Amendment for the purpose of amending its Certificate of Incorporation:

1.	The name of the corporation is Bitech Technologies Corporation (the “Corporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended as follows:

Article Fourth of the Certificate of Incorporation is hereby amended by adding the following:

As of 12:01 am Eastern Time on [ ], 2024, or such later date as may be required by the Delaware Secretary of State (the “Effective Time”), there shall be effected a reverse stock split (the “Reverse Split”) pursuant to which each [__] shares of common stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall, automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one share of common stock of the Corporation (“New Common Stock”). No fractional shares of New Common Stock shall be issued in connection with the Reverse Split. To the extent that any stockholder would have otherwise been deemed to own a fractional share of New Common Stock after the Effective Time as a result of the Reverse Split, such fractional share resulting from the Reverse Split shall instead be rounded up to the nearest whole share. Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (each, an “Old Certificate”) will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (each, a “New Certificate”) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificate(s) so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered by such stockholder. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer.

3.	The foregoing amendment was approved by the Corporation’s stockholders on July 12, 2024 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF , I have hereunto set my hand this ____ day of [______], 2024.

BITECH TECHNOLOGIES CORPORATION

By:
Name:
Title:

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